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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment Number 7 to the Registration Statement (Form N-1A)(No. 811-08067) of WT Investment Trust I of our reports dated August 2, 2002, included in the 2002 Annual Reports to shareholders.

/s/Ernst & Young LLP
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Philadelphia, Pennsylvania
October 22, 2002